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                              ADMINISTRATION AND FUND
                                ACCOUNTING AGREEMENT


          This ADMINISTRATION AND FUND ACCOUNTING AGREEMENT ("Agreement") is made as of April 30, 1999, by and between SAFECO COMMON STOCK TRUST ("Trust"), a Delaware business Trust, and SAFECO ASSET MANAGEMENT COMPANY ("SAM"), a Washington corporation.

          WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

          WHEREAS, the Trust offers for public sale distinct series of shares of beneficial interest ("Series"), each Series corresponding to a distinct portfolio; and

          WHEREAS, the Trust desires to retain SAM to act as its administrator and accounting agent, and SAM is willing to act in such capacities;

          NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter set forth, the Trust and SAM hereby agree as follows:

          1. APPOINTMENT. The Trust hereby appoints SAM to act as the administrator and accounting agent for each Series for the period and on the terms and condition set forth in this Agreement. SAM hereby accepts such appointment and agrees to render the services set forth for the compensation herein provided.

          2. DEFINITIONS. As used in this Agreement and in addition to the terms defined elsewhere herein, the following terms shall have the meanings assigned to them in this Section;

               (a) "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees (the "Board"), the President or any Vice President of the Trust to give Oral and/or Written Instructions on behalf of the Trust or any Series.

               (b)  "Commission" means the Securities and Exchange Commission.

               (c) "Custodian" means the custodian or custodians employed by the Trust to maintain custody of the Series' assets.

               (d) "Governing Documents" means the Declaration of Trust, By-Laws and other applicable charter documents of the Trust, all as they may be amended from time to time.

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               (e)  "Oral Instructions" means oral instructions actually
received by SAM from an Authorized Person or from a person reasonably believed by SAM to be an Authorized Person, provided that, any oral instruction shall be promptly confirmed by written instructions.

               (f) "Prospectus" means the current prospectus and statement of additional information of a Series, taken together.

               (g) "Shares" means shares of beneficial interest in of any of the Series.

               (h)  "Shareholder" means any owner of Shares.

               (i) "Written Instructions" means written instructions delivered by hand, mail, tested telegram or telex, cable or facsimile sending device received by SAM and signed by an Authorized Person.

          3. COMPLIANCE WITH LAWS, ETC. In performing its responsibilities hereunder, SAM shall comply with all terms and provisions of the Governing Documents, the Prospectus and all applicable state and federal laws including, without limitation, the 1940 Act and the rules and regulations promulgated by the Commission thereunder.

          4. SERVICES. In consideration of the compensation payable hereunder and subject to the supervision and control of the Trust's Board, SAM shall provide the following services to the Series:

               (a)  ACCOUNTING AGENT.  As fund accounting agent, SAM shall:

                    (1) Obtain security market quotes from services approved by the investment adviser of the Series or, if such quotes are unavailable, then obtain such prices from the investment adviser of the Series or from such sources as the investment adviser may direct, and, in either case, calculate the market value of the Series' investments;

                    (2) Value the assets of the Series and compute the net asset value per Share of the Series in the manner specified in the then currently effective Prospectus;

                    (3)  Calculate the net income of each Series;

                    (4) Calculate realized gains or losses for each Series from the sale or disposition of assets, if any;

                    (5) Maintain the general ledger and other accounts, books and financial records of the Trust, as required under Section 31(a) of the 1940 Act and the rules promulgated by the Commission thereunder in connection with the services provided by SAM;


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                    (6)  Journalize each Series' investment, capital share and income and expense activities;

                    (7) Reconcile cash and investment balances of each Series with the custodian and provide the Series' investment adviser with the beginning cash balance available for investment purposes;

                    (8)  Maintain individual ledgers for investment securities;

                    (9)  Maintain historical tax lots for investment securities;

                    (10) Calculate various asset-based expenses (E.G., advisory and 12b-1 fees);

                    (11) Receive and act upon notices, Oral and Written Instructions, certificates, instruments or other communications from a Series' shareholder servicing and transfer agent;

                    (12) Assist in the preparation of financial statements semiannually normally which will include the following items:

                         (A)  schedule of investments;

                         (B)  statement of assets and liabilities;

                         (C)  statement of operations;

                         (D)  statement of changes in net assets; and

                         (E)  notes to financial statements;

                    (13) Control all Series disbursements;

                    (14) Transmit the net asset value and other end-of-day fund information to NASDAQ and business partners, as appropriate; and

                    (15) As appropriate, compute yields, expense ratios, portfolio turnover rate, and other portfolio-related calculations.

               (b)  ADMINISTRATOR.  As administrator, SAM shall:

                    (1)  Prepare monthly security transaction listings;

                    (2) Supply various normal and customary Series statistical data as requested on an ongoing basis;


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                    (3)  Prepare and file the Series' Federal and state tax
returns;

                    (4) Prepare and file the Series' Semi-Annual Reports with the Commission on Form N-SAR;

                    (5) Prepare and arrange for filing with the Commission the Series' annual and semi-annual shareholder reports;

                    (6) Prepare and arrange for filing, if necessary, reports with the securities commissions of the various states;

                    (7) Prepare and arrange for filing Post-Effective Amendments to the Trust's Registration Statement on Form N-1A and other filings relating to the registration of Shares;

                    (8) Monitor sales of the Shares and assure that the Series has properly registered such Shares with the Commission and made any necessary filings with state authorities;

                    (9) Monitor the Series' compliance with the investment restrictions and limitations imposed by the 1940 Act, and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Prospectus, and the investment restrictions and limitations necessary for each Series to qualify as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute;

                    (10) Review sales literature and file such with regulatory authorities, as appropriate;

                    (11) Coordinate contractual relationships and communications between the Series and its contractual service providers;

                    (12) Prepare and monitor an expense budget for each Series, including setting and revising accruals for each category of expenses;

                    (13) Determine the amount of dividends and other distributions payable to Shareholders as necessary to maintain the qualification as a regulated investment company of each Series of the Trust under the Code; and in accordance with policies set by the Board of Trustees;

                    (14) Prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to Shareholders;


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                    (15) Prepare financial and other material for periodic
meetings with the Board;

                    (16) Prepare, file, and maintain the Series' Governing Documents and any amendments thereto, as appropriate, (which have already been prepared and filed), and minutes of meetings of their Boards, Committees, and Shareholders;

                    (17) Provide personnel to serve as officers of the Trust if so elected by the Board;

                    (18) Provide in-house legal counsel and internal audit services to the Trust; and

                    (19) Assist with the design, development, and operation of the Trust and each Series.

          5. COMPENSATION.

          (a) For accounting services furnished by SAM, each existing Series shall pay SAM an annual fee computed on the basis of the average net asset value of the Series as ascertained each business day and paid monthly in accordance with the rate schedule set forth on Schedule A.

          (b) For administrative services furnished by SAM, each existing Series shall pay SAM an annual fee computed on the basis of the average net asset value of the Series as ascertained each business day and paid monthly in accordance with the rate schedule set forth on Schedule B.

          6. RELIANCE BY SAM ON INSTRUCTIONS. Unless otherwise provided in this Agreement, SAM shall act only upon Oral or Written Instructions. SAM shall be entitled to rely upon any such Instructions actually received by it under this Agreement. The Trust agrees that SAM shall incur no liability to the Trust or any of the Series in acting upon Oral or Written Instructions given to SAM hereunder, provided that such Instructions reasonably appear to have been received from an Authorized Person.

          7. COOPERATION WITH AGENTS OF THE TRUST. SAM shall cooperate with the Trust's agents and employees, including, without limitation, its independent accountants, and shall take all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to such agents to the extent necessary in the performance of their duties to the Trust.

          8. CONFIDENTIALITY. SAM, on behalf of itself and its employees, agrees to treat confidentially all records and other information relating to the Trust and the Series except when requested to divulge such information by duly constituted authorities, provided that notification


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and prior approval is obtained from the Trust, which approval shall not be unreasonably withheld and may not be withheld if SAM, in its judgment, may be subject to civil or criminal contempt proceedings for failure to comply.

          9. STANDARD OF CARE. In the performance of its responsibilities hereunder, SAM shall exercise care and diligence in the performance of its duties and act in good faith to ensure the accuracy and completeness of all services under this Agreement. In performing services hereunder, SAM:

               (a) shall be under no duty to take any action on behalf of the Trust or the Series except as specifically set forth herein or as may be specifically agreed to by SAM in writing, and in computing the net asset value per Share of a Series, SAM may rely upon any information furnished to it including, without limitation, information (1) as to the accrual of liabilities of a Series and as to liabilities of a Series not appearing on the books of account kept by SAM, (2) as to the existence, status and proper treatment of reserves, if any, authorized by a Series, (3) as to the sources of quotations to be used in computing net asset value, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of a Series (information as to "corporate actions" shall include information as to dividends, distributions, interest payments, prepayments, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar actions, including ex-dividend and record dates and the amounts and terms thereof);

               (b) shall be responsible and liable for all losses, damages and costs (including reasonable attorneys' fees) incurred by the Trust or any Series which is due to or caused by SAM's negligence in the performance of its duties under this Agreement or for SAM's negligent failure to perform such duties as are specifically assumed by SAM in this Agreement, provided that, to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, SAM shall not be liable for any act or omission that does not constitute willful misfeasance, bad faith or negligence on the part of SAM or reckless disregard by SAM of such duties, obligations and responsibilities; and

               (c) without limiting the generality of the foregoing, SAM shall not, in connection with SAM's duties under this Agreement, be under any duty or obligation to inquire into and shall not he liable for or in respect of:

                    (1) the validity or invalidity or authority or lack of authority of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and that SAM reasonably believes to be genuine; and

                    (2) delays or errors or loss of data occurring by reason of circumstances beyond SAM's control including, without limitation, acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown, denial of


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access, earthquake, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply.

Notwithstanding any other provisions of this Agreement, the following provisions shall apply with respect to SAM's computation of a Series' net asset value: SAM shall be held to the exercise of reasonable care in computing and determining net asset value as provided in Section 4(a), above, but shall not be held accountable or liable for any losses, damages or expenses of a Series or any Shareholder or former Shareholder may incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to SAM's negligence or willful misfeasance. The parties hereto acknowledge, however, that SAM causing an error or delay in the determination of net asset value may indicate, but does not in and of itself, constitute negligence or willful misfeasance. SAM's liability for any such negligence or willful misfeasance which results in an error in determination of such net asset value shall be limited to the direct out-of-pocket loss a Series and/or any Shareholder or former Shareholder shall actually incur.

          Without limiting the generality of the foregoing, SAM shall not be held accountable or liable to a Series, a Shareholder or former Shareholder or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) SAM's failure to receive timely and suitable notification concerning quotations, corporate actions or similar matters relating to or affecting portfolio securities of a Series or (2) any errors in the computation of a net asset value based upon or arising out of quotations or information as to corporate actions if received by SAM from a source that SAM was authorized to rely upon. Nevertheless, SAM will use its best judgment in determining whether to verify through another source any information that it has received as to quotations or corporate actions if SAM has reason to believe that any such information is incorrect.

          10. RECEIPT OF ADVICE. If SAM is in doubt as to any action to be taken or omitted by it, SAM may request, and shall be entitled to rely upon, directions and advice from the Trust, including Oral or Written Instructions where appropriate, or from counsel of its own choosing (who may also be counsel for the Trust or any Series), with respect to any question of law. In case of conflict between directions, advice or Oral and Written Instructions received by SAM pursuant to this Section, SAM shall be entitled to rely on and follow the advice received from counsel, as described above. SAM shall be protected in taking or omitting to any action in reliance on any directions, advice or Oral or Written Instructions received pursuant to this Section that SAM in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. Notwithstanding the foregoing, nothing in this Section shall be construed as imposing on SAM any obligation to seek such directions, advice or Oral or Written Instructions, or to act in accordance with them when received, unless the same is a condition to SAM's properly taking or omitting to take such action under the terms of this Agreement.

          11. INDEMNIFICATION OF SAM. The Trust agrees to indemnify and hold harmless SAM and its officers, directors, employees, nominees and subcontractors, if any, from all taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, liabilities


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arising under the 1940 Act, the Securities Act of 1933, an amended, the
Securities Exchange Act of 1934, as amended, the Commodities Exchange Act and any state or foreign securities or Blue Sky laws, and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing that SAM takes or omits to take or do;

               (a) at the request or on the direction of or in reliance upon the advice of the Trust;

               (b)  upon Oral or Written Instructions; or

               (c) in the performance by SAM of its responsibilities under this Agreement;

provided that, SAM shall not be indemnified against any liability to the Trust or the Series, or any expenses incident hereto, arising out of SAM's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

          12. INDEMNIFICATION OF THE TRUST. SAM agrees to indemnity and hold harmless the Trust and its officers, trustees and employees, from all taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, liabilities arising under the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodities Act and any state or foreign securities, Blue Sky laws, and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission of SAM that does not meet the standard of care to which SAM is subject under Section 9, above.

          13. LIMITATION OF LIABILITY.  SAM is hereby expressly put on notice of
(i) the limitation of Shareholder, officer and trustee liability as set forth in the Governing Documents of the Trust and (ii) of the provisions in the Governing Documents permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. SAM hereby agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. SAM agrees that it shall not seek satisfaction of any such obligation from the Shareholders or any individual Shareholder of the Trust nor from the officers or trustees or any individual officer or trustee of the Trust.

          14. TERMINATION. This Agreement is terminable with respect to any Series or in its entirety without penalty by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of each affected Series (as defined in the 1940 Act), or by SAM, on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of SAM and the Trust. This Agreement shall terminate automatically in the event of its assignment.


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          15. NOTICES.  All notices and other communications hereunder, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices with respect to a party shall be directed to such address as may from time to time, be designated by that party to the other.

          16. FURTHER ACTIONS. The Trust and SAM agree to perform such further acts and to execute such further documents as may be necessary or appropriate to effect the purposes of this Agreement.

          17. AMENDMENTS. This Agreement, or any part thereof, may be amended only by an instrument in writing signed by the Trust and SAM.

          18. ENTIRE AGREEMENT/ENFORCEMENT OF RIGHTS. This Agreement embodies the entire agreement between SAM and the Trust with respect to the services to be provided by SAM to the Trust and each Series and supersedes any prior written or oral agreement between those parties with respect to its subject matter. In the event that either party should be required to take legal action in order to enforce its rights under this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party costs and reasonable attorneys fees.

          19. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. SAM understands that the rights and obligations of each Series under the Governing Documents are separate and distinct from those of any and all other Series.

          20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and, to the extent it involves any United States statute, in accordance with the laws of the United States.

          IN WITNESS WHEREOF, the Trust and SAM have caused this Agreement to be executed by their officers designated below as of this day, month and year first above written.

ATTEST:                            SAFECO COMMON STOCK TRUST


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Neal A. Fuller                     David F. Hill
Assistant Secretary                President

ATTEST:                            SAFECO ASSET MANAGEMENT COMPANY


-------------------------          ------------------------------------------
Neal A. Fuller                     Stephen C. Bauer
Assistant Secretary                President


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                                     SCHEDULE A


                              ACCOUNTING SERVICES FEES

     Each Series shall pay SAM a fee, computed daily and paid monthly, at the annual rate of 0.04% of the Series' average daily net assets up to the first $200,000,000 and 0.01% of its assets thereafter.

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                                     SCHEDULE B


                            ADMINISTRATIVE SERVICES FEES


     Each Series shall pay SAM a fee, computed daily and paid monthly, at the annual rate of 0.05% of the Series' average daily net assets up to the first $200,000,000 and 0.01% of its assets thereafter.